SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 14, 1999

                             EQUIVEST FINANCE, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                333-29015                  59-2346270
        (State or other             (Commission             (I.R.S. Employer
          jurisdiction              File Number)           Identification No.)
        of incorporation)

      100 NORTHFIELD STREET
      GREENWICH, CONNECTICUT                                   06830
 (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (315) 422-9088

                      INFORMATION TO BE INCLUDED IN REPORT

Item 1. Changes in Control of Registrant

            Not Applicable.

Item 2. Acquisition or Disposition of Assets

            Not Applicable.

Item 3. Bankruptcy or Receivership

            Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant

            Not Applicable.

Item 5. Other Events

            PRESS RELEASE

                        EQUIVEST FINANCE, INC. ANNOUNCES
                   AGREEMENT IN PRINCIPLE TO ACQUIRE BY MERGER
                             PEPPERTREE RESORTS, LTD

      Greenwich, Connecticut (Business Wire) - September 14, 1999 - Equivest Finance, Inc. (NASD: EQUI) announced today that it has reached an agreement in principle to merge with Peppertree Resorts, Ltd., a vacation ownership company headquartered in Asheville, NC. Following completion of the proposed merger, Peppertree will become a wholly-owned subsidiary of Equivest, and will continue to maintain its current offices in Asheville under the leadership of its current management team. The combined company will offer its 100,000 owners and prospective customers one of the largest networks of vacation ownership resorts in the eastern United States, with 29 resorts stretching from Newport, RI to St. Thomas in the U.S. Virgin Islands.

      The transaction includes a total of more than $100 million in assets, including 15 Peppertree vacation ownership resorts in the southeastern U.S. with a total of approximately 1000 units, of which approximately 3,000 intervals remained unsold as of December 31, 1998. Also included are approximately $77 million in receivables, and a 100% interest in the Holiday Inn SunSpree Resort, a 275-room hotel with a golf course on approximately 120 acres close to the center of Asheville, NC.


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Under the terms of the proposed transaction, Equivest will pay a mixture of cash and stock, as well as assuming Peppertree's outstanding liabilities. There will also be additional payments based on both 1999 and 2000 performance by Peppertree. Upon completion of the transaction, C. Wayne Kinser, founder of Peppertree, will join the Equivest board of directors and serve as a senior consultant to the combined company.

      In addition to Kinser, Peppertree's senior management team includes John
S. McFarland, senior executive vice president and chief operating officer, Herbert H. Patrick, Jr., senior vice president and chief financial officer, and Donald K. Clayton, senior vice president for sales and marketing. Each of the members of the senior team has agreed to remain in his current position, and will also become an officer of Equivest.

      Peppertree had total revenues for the three months ended June 30,1999 of approximately $18 million, and sales of vacation ownership intervals ("VOIs") of more than $13 million. For the comparable period Equivest had revenues of $25 million, and VOI sales of $11 million. Peppertree's total assets at June 30, 1999 were $110 million, while Equivest had total assets of just over $285 million.

      Peppertree is one the leading vacation ownership companies in the Southeast, welcoming more than 50,000 families each year to its 15 resorts throughout the Carolinas, Tennessee, Wisconsin and Missouri.

      In 1997, Peppertree became one of the first conventional-week timeshare developers with a large owner base to move toward a point-based club when it created the Peppertree Vacation Club. Today, all Peppertree resorts except its resort in Wisconsin Dells, WI, operate under the point system. The company will open its newest Club property in Williamsburg, VA in early 2000. As quickly as possible, Equivest plans to expand the availability of the Vacation Club to its entire owner base, giving new resort locations to the Peppertree owners and new flexibility to the existing Equivest resort owners.


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      Equivest operates 13 resorts on the east and gulf coasts of the United
States and the Caribbean, and it is currently developing a new resort on Pennsylvania Avenue in Washington, D.C. Equivest's resort network includes the urban destinations of New Orleans, LA, Newport, R.I., and, when completed, Washington, D.C. It also includes ocean-oriented resorts in New England, the mid-Atlantic, Florida and St. Thomas, USVI, and a ski resort property in the Berkshire Mountains of Massachusetts. Equivest has a total customer base of more than 45,000 families including customers of its finance unit, Resort Funding, Inc.

      Richard C. Breeden, Equivest's Chairman, President and CEO stated: "We are very pleased to be able to join forces with Peppertree. Equivest will certainly benefit from the skills and experience of Peppertree's more than 1,300 employees. Our customer base of more than 100,000 families should be able to enjoy new flexibility, and a much wider network of high quality resorts, than either company alone could provide. We also believe that in marketing, technology, sales, finance and other areas, the existing strengths of the two companies will be considerably enhanced. We believe that all our combined shareholders, employees and customers will benefit from this exciting transaction."

      C. Wayne Kinser, owner of Peppertree, stated: "Peppertree is enthusiastic about moving into the new millennium as part of a publicly-traded company, assuring us of the necessary capital to continue the expansion of Peppertree's quality resort network. For 22 years, Peppertree has offered an outstanding vacation ownership product. When combined with Equivest, we become an industry powerhouse."

      The agreement reached today is subject to the completion of due diligence, final documentation, the absence of material adverse change, and approval by Equivest's board of directors, among other conditions. The parties expect the transaction to close in the middle of the fourth quarter.

Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or


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phrases such as "believe," "expect," "anticipate," "should," "planned,"
"estimated," and "potential." These forward-looking statements are based on the Company's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of the Company's businesses include a downturn in the real estate cycle, lack of available qualified prospects to tour the Company's resorts, competition from other developers, lack of appropriate sites for future developments, failure to complete construction in a timely and cost-efficient manner, or other factors which result in lower sales of vacation ownership interests, possible financial difficulties of one or more of the developers with whom the Company does business, including the risk of carrying non-performing assets or losses if defaulted loans prove to have insufficient collateral backing, fluctuations in interest rates, prepayments by consumers of indebtedness, inability of developers to honor replacement obligations for defaulted consumer notes, and competition from organizations with greater financial resources.

      For further information contact: Regan Communications -Alan Eisner or Alexander Caswell (617) 742-8180.

Item 6. Resignation of Registrant's Directors

            Not Applicable.

Item 7. Financial Statements and Exhibits

            Not Applicable.

Item 8. Change in Fiscal Year

            Not Applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S

            Not Applicable.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EQUIVEST FINANCE, INC.


Date: September 16, 1999            By:    /s/ Thomas J. Hamel
                                           -------------------------------------
                                    Name:  Thomas J. Hamel
                                    Title: Executive Vice President


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